Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3D No. 333-208377) pertaining to the Distribution Reinvestment Plan of NorthStar Healthcare Income, Inc. of our report dated March 21, 2019, with respect to the consolidated financial statements of Healthcare GA Holdings, General Partnership for the year ended December 31, 2018, included in this Annual Report (Form 10-K).

/s/ Ernst & Young LLP
New York, New York
March 20, 2020